Exhibit A-1

                    CERTIFICATE OF FORMATION

                               OF

                   PE TRANSFERRING AGENT, LLC


          This Certificate of Formation of PE Transferring Agent, LLC (the "Company"), dated as of June ___, 2000, is being duly executed and filed by The Potomac Edison Company, as sole member and an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

     FIRST. The name of the Company formed hereby is PE
            Transferring Agent, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington,
Delaware 19801. The Company's registered agent for service of process at that address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                         PE Transferring Agent, LLC

                         By: The Potomac Edison Company, Sole
                         Member

                         By: /s/ PETER S. SKRGIC

                                   Name: Peter S. Skrgic
                                   Title: Vice President